NEITHER THE SECURITIES REPRESENTED BY THIS CERTIFICATE NOR THE SHARES OF COMMON STOCK ISSUABLE UPON EXERCISE HEREOF HAVE BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “U.S. SECURITIES ACT”) OR OTHER APPLICABLE SECURITIES LAWS. THESE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO DISTRIBUTION OR RESALE AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (1) IN ACCORDANCE WITH THE PROVISIONS OF REGULATIONS S, RULE 901 THROUGH RULE 905, AND PRELIMINARY NOTES UNDER THE U.S. SECURITIES ACT OR (2) PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE U.S. SECURITIES ACT OR (3) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT. HEDGING TRANSACTIONS INVOLVING THESE SECURITIES MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE U.S. SECURITIES ACT.

COMMON STOCK PURCHASE WARRANT

Warrant No. A-[ ]	[ ] shares

Original Issue Date: August 8, 2005

THIS CERTIFIES THAT, FOR VALUE RECEIVED, [ ] or its registered assigns ("Holder") is entitled to purchase, on the terms and conditions hereinafter set forth, up to [ ] ([ ]) shares of the Common Stock, $.001 par value (the "Common Stock"), of Terax Energy, Inc., a Nevada corporation (the "Issuer"), at a price of ONE DOLLAR AND SEVENTY-FIVE CENTS ($1.75) per share (the "Exercise Price"), such number of shares and Exercise Price being subject to adjustment upon the occurrence of the contingencies set forth in this Warrant. Each share of Common Stock as to which this Warrant is exercisable is a "Warrant Share" and all such shares are collectively referred to as the "Warrant Shares."

THIS WARRANT MAY BE EXERCISED at any time or from time to time from the date hereof until 5:00 p.m., Central Time, on the date which is eighteen (18) month following the Original Issue Date set forth above, or if such date is not a day on which the Issuer (as hereinafter defined) is open for business, then the next succeeding day on which the Issuer is open for business, subject to acceleration as provide for in Section 3 hereof (such date being the "Expiration Date"), but not thereafter. THIS WARRANT IS VOID AND WILL HAVE NO FURTHER FORCE OR EFFECT AFTER THE EXPIRATION DATE.

Section 1. Exercise of Warrant; Conversion of Warrant.

(a)
This Warrant may, at the option of Holder, be exercised in whole or in part from time to time by delivery to the Issuer at its principal office, Attention: President, on or before 5:00 p.m., Central Time, on the Expiration Date, (i) a written notice of such Holder's election to exercise this Warrant (the "Exercise Notice"), which notice may be in the form of the Notice of Exercise attached hereto, properly executed and completed by Holder or an authorized officer thereof, (ii) a certified check or money order payable to the order of the Issuer, in an amount equal to the product of the Exercise Price multiplied by the number of Warrant Shares specified in the Exercise Notice, and (iii) this Warrant (the items specified in (i), (ii), and (iii) are collectively the "Exercise Materials").

(b)
As promptly as practicable, and in any event within five (5) business days after its receipt of the Exercise Materials, Issuer shall execute or cause to be executed and delivered to Holder a certificate or certificates representing the number of Warrant Shares specified in the Exercise Notice, together with cash in lieu of any fraction of a share, and if this Warrant is partially exercised, a new warrant on the same terms for the unexercised balance of the Warrant Shares. The stock certificate or certificates shall be registered in the name of Holder or such other name or names as shall be designated in the Exercise Notice. The date on which the Warrant shall be deemed to have been exercised (the "Effective Date"), and the date the person in whose name any certificate evidencing the Common Stock issued upon the exercise hereof is issued shall be deemed to have become the holder of record of such shares, shall be the date the Issuer receives the Exercise Materials, irrespective of the date of delivery of a certificate or certificates evidencing the Common Stock issued upon the exercise or conversion hereof, provided, however, that if the Exercise Materials are received by the Issuer on a date on which the stock transfer books of the Issuer are closed, the Effective Date shall be the next succeeding date on which the stock transfer books are open. All shares of Common Stock issued upon the exercise or conversion of this Warrant will, upon issuance, be fully paid and nonassessable and free from all taxes, liens, and charges with respect thereto.

Section 2. Adjustments to Warrant Shares.

               The number of Warrant Shares issuable upon the exercise hereof shall be subject to adjustment as follows:

(a)
In the event the Issuer is a party to a consolidation, share exchange, or merger, or the sale of all or substantially all of the assets of the Issuer to, any person, or in the case of any consolidation or merger of another corporation into the Issuer in which the Issuer is the surviving corporation, and in which there is a reclassification or change of the shares of Common Stock of the Issuer, this Warrant shall after such consolidation, share exchange, merger, or sale be exercisable for the kind and number of securities or amount and kind of

Warrant No. A-[ ] August 8, 2005

property of the Issuer or the corporation or other entity resulting from such share exchange, merger, or consolidation, or to which such sale shall be made, as the case may be (the "Successor Issuer"), to which a holder of the number of shares of Common Stock deliverable upon the exercise (immediately prior to the time of such consolidation, share exchange, merger, or sale) of this Warrant would have been entitled upon such consolidation, share exchange, merger, or sale; and in any such case appropriate adjustments shall be made in the application of the provisions set forth herein with respect to the rights and interests of Holder, such that the provisions set forth herein shall thereafter correspondingly be made applicable, as nearly as may reasonably be, in relation to the number and kind of securities or the type and amount of property thereafter deliverable upon the exercise of this Warrant. The above provisions shall similarly apply to successive consolidations, share exchanges, mergers, and sales. Any adjustment required by this Section 2 (a) because of a consolidation, share exchange, merger, or sale shall be set forth in an undertaking delivered to Holder and executed by the Successor Issuer which provides that Holder shall have the right to exercise this Warrant for the kind and number of securities or amount and kind of property of the Successor Issuer or to which the holder of a number of shares of Common Stock deliverable upon exercise (immediately prior to the time of such consolidation, share exchange, merger, or sale) of this Warrant would have been entitled upon such consolidation, share exchange, merger, or sale. Such undertaking shall also provide for future adjustments to the number of Warrant Shares and the Exercise Price in accordance with the provisions set forth in Section 2 hereof.

(b)
In the event the Issuer should at any time, or from time to time after the Original Issue Date, fix a record date for the effectuation of a stock split or subdivision of the outstanding shares of Common Stock or the determination of holders of Common Stock entitled to receive a dividend or other distribution payable in additional shares of Common Stock, or securities or rights convertible into, or entitling the holder thereof to receive directly or indirectly, additional shares of Common Stock (hereinafter referred to as "Common Stock Equivalents") without payment of any consideration by such holder for the additional shares of Common Stock or the Common Stock Equivalents (including the additional shares of Common Stock issuable upon exercise or exercise thereof), then, as of such record date (or the date of such dividend, distribution, split, or subdivision if no record date is fixed), the number of Warrant Shares issuable upon the exercise hereof shall be proportionately increased and the Exercise Price shall be appropriately decreased by the same proportion as the increase in the number of outstanding Common Stock Equivalents of the Issuer resulting from the dividend, distribution, split, or subdivision. Notwithstanding the preceding sentence, no adjustment shall be made to decrease the Exercise Price below $.001 per Share.

(c)	In the event the Issuer should at any time or from time to time after the Original Issue Date, fix a record date for the effectuation of a reverse stock split, or a

Warrant No. A-[ ] August 8, 2005

transaction having a similar effect on the number of outstanding shares of Common Stock of the Issuer, then, as of such record date (or the date of such reverse stock split or similar transaction if no record date is fixed), the number of Warrant Shares issuable upon the exercise hereof shall be proportionately decreased and the Exercise Price shall be appropriately increased by the same proportion as the decrease of the number of outstanding Common Stock Equivalents resulting from the reverse stock split or similar transaction.

(d)
In the event the Issuer should at any time or from time to time after the Original Issue Date, fix a record date for a reclassification of its Common Stock, then, as of such record date (or the date of the reclassification if no record date is set), this Warrant shall thereafter be convertible into such number and kind of securities as would have been issuable as the result of such reclassification to a holder of a number of shares of Common Stock equal to the number of Warrant Shares issuable upon exercise of this Warrant immediately prior to such reclassification, and the Exercise Price shall be unchanged.

(e)
The Issuer will not, by amendment of its Certificate of Incorporation or through reorganization, consolidation, merger, dissolution, issue, or sale of securities, sale of assets or any other voluntary action, void or seek to avoid the observance or performance of any of the terms of the Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such actions as may be necessary or appropriate in order to protect the rights of Holder against dilution or other impairment. Without limiting the generality of the foregoing, the Issuer (x) will not create a par value of any share of stock receivable upon the exercise of the Warrant above the amount payable therefor upon such exercise, and (y) will take all such action as may be necessary or appropriate in order that the Issuer may validly and legally issue fully paid and non-assessable shares upon the exercise of the Warrant.

(f)
When any adjustment is required to be made in the number or kind of shares purchasable upon exercise of the Warrant, or in the Exercise Price, the Issuer shall promptly notify Holder of such event and of the number of shares of Common Stock or other securities or property thereafter purchasable upon exercise of the Warrants and of the Exercise Price, together with the computation resulting in such adjustment.

(g)
The Issuer covenants and agrees that all Warrant Shares which may be issued will, upon issuance, be validly issued, fully paid, and non-assessable. The Issuer further covenants and agrees that the Issuer will at all times have authorized and reserved, free from preemptive rights, a sufficient number of shares of its Common Stock to provide for the exercise of the Warrant in full.

Warrant No. A-[ ] August 8, 2005

Section 3. Acceleration of Expiry Date.

(a)
In the event that the average closing price of the shares of the Issuer’s Common Stock on the OTCBB or other, more senior exchange for the twenty previous trading days exceeds $2.25, and provided that an effective registration statement registering the resale of the Warrant Shares is then in effect, the Issuer may, by written notice (the “Acceleration Notice”), accelerate the Expiry Date of the Warrants (the “Accelerated Expiry Date”) to thirty (30) days after the date of such Acceleration Notice.

(b)
Acceleration Notices shall be sent to each of the registered Holders of the Warrants by first class mail, postage prepaid, not later than the thirtieth (30th) day before the Accelerated Expiry Date, at their last address as shall appear on the records of the Issuer. Any notice mailed in the manner provided herein shall be conclusively presumed to have been duly given whether or not the Holder receives such notice.

(c)
The Acceleration Notice shall specify (i) the average closing price of the shares of the Issuer’s Common Stock for the twenty trading days preceding the date of the Acceleration Notice, and (ii) the Accelerated Expiry Date. No failure to mail such notice nor any defect therein or in the mailing thereof shall affect the validity of the Acceleration Notice except as to a Holder (a) to whom notice was not mailed or (b) whose notice was defective. An affidavit of the Secretary or other officer of the Issuer that Acceleration Notice was mailed shall, in the absence of fraud, be prima facie evidence of the facts stated therein.

(d)	On and after the Accelerated Expiry Date, this Warrant will be of no further force or effect and Holders of unexercised Warrants shall have no further rights.

Section 4. No Stockholder Rights.

               This Warrant shall not entitle Holder hereof to any voting rights or other rights as a stockholder of the Issuer.

Section 5. Transfer of Securities.

(a)
This Warrant and the Warrant Shares and any shares of capital stock received in respect thereof, whether by reason of a stock split or share reclassification thereof, a stock dividend thereon, or otherwise, shall not be transferable except upon compliance with the provisions of the Securities Act of 1933, as amended (the "Securities Act") and applicable state securities laws with respect to the transfer of such securities. The Holder, by acceptance of this Warrant, agrees to be bound by the provisions of this Section 5 and to indemnify and hold harmless the Issuer against any loss or liability arising from the disposition of this Warrant or the Warrant Shares issuable upon exercise hereof or any interest in either thereof in violation of the provisions of this Warrant.

Warrant No. A-[ ] August 8, 2005

(b)
Each certificate for the Warrant Shares and any shares of capital stock received in respect thereof, whether by reason of a stock split or share reclassification thereof, a stock dividend thereon or otherwise, and each certificate for any such securities issued to subsequent transferees of any such certificate shall (unless otherwise permitted by the provisions hereof) be stamped or otherwise imprinted with a legend in substantially the following form:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “U.S. SECURITIES ACT”) OR OTHER APPLICABLE SECURITIES LAWS. THESE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO DISTRIBUTION OR RESALE AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (1) IN ACCORDANCE WITH THE PROVISIONS OF REGULATIONS S, RULE 901 THROUGH RULE 905, AND PRELIMINARY NOTES UNDER THE U.S. SECURITIES ACT OR (2) PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE U.S. SECURITIES ACT OR (3) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT. HEDGING TRANSACTIONS INVOLVING THESE SECURITIES MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE U.S. SECURITIES ACT.

Section 6. Registration.

               All Warrant Shares are subject to the rights and privileges granted to the participants in the private placement offering pursuant to which this Warrant was issued.

Section 7. Miscellaneous.

(a)	The terms of this Warrant shall be binding upon and shall inure to the benefit of any successors or permitted assigns of the Issuer and Holder.

(b)
Except as otherwise provided herein, this Warrant and all rights hereunder are transferable by the registered holder hereof in person or by duly authorized attorney on the books of the Issuer upon surrender of this Warrant, properly endorsed, to the Issuer. The Issuer may deem and treat the registered holder of this Warrant at any time as the absolute owner hereof for all purposes and shall not be affected by any notice to the contrary.

(c)
Notwithstanding any provision herein to the contrary, Holder may not exercise, sell, transfer, or otherwise assign this Warrant unless the Issuer is provided with an opinion of counsel satisfactory in form and substance to the Issuer, to the

Warrant No. A-[ ] August 8, 2005

effect that such exercise, sale, transfer, or assignment would not violate the Securities Act or applicable state securities laws.

(d)
This Warrant may be divided into separate warrants covering one share of Common Stock or any whole multiple thereof, for the total number of shares of Common Stock then subject to this Warrant at any time, or from time to time, upon the request of the registered holder of this Warrant and the surrender of the same to the Issuer for such purpose. Such subdivided Warrants shall be issued promptly by the Issuer following any such request and shall be of the same form and tenor as this Warrant, except for any requested change in the name of the registered holder stated herein.

(e)
Unless otherwise provided for herein, any notices, consents, waivers, or other communications required or permitted to be given under the terms of this Warrant must be in writing and will be deemed to have been delivered (a) upon receipt, when delivered personally, (b) upon receipt, when sent by facsimile, provided a copy is mailed by U.S. certified mail, return receipt requested, (c) three (3) days after being sent by U.S. certified mail, return receipt requested, or (d) one (1) day after deposit with a nationally recognized overnight delivery service, in each case properly addressed to the party to receive the same. If to Holder, to the registered address of Holder appearing on the books of the Issuer.

Each party shall provide five (5) days prior written notice to the other party of any change in address, which change shall not be effective until actual receipt thereof.

(f)
The corporate laws of the State of Nevada shall govern all issues concerning the relative rights of the Issuer and its stockholders. All other questions concerning the construction, validity, enforcement and interpretation of this Warrant shall be governed by the internal laws of the State of Texas, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Texas or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of Texas. Each party hereby irrevocably submits to the non-exclusive jurisdiction of the state and federal courts sitting in the City of Austin, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Warrant and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.

If any provision of this Warrant shall be invalid or unenforceable in any

Warrant No. A-[ ] August 8, 2005

jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Warrant in that jurisdiction or the validity or enforceability of any provision of this Warrant in any other jurisdiction.

IN WITNESS WHEREOF, the Issuer, has caused this Warrant to be executed in its name by its duly authorized officer under seal, and to be dated as of the date first above written.

TERAX ENERGY, INC.

By:
J. William Rhea, IV
Chief Executive Officer
c/s

Warrant No. A-[ ] August 8, 2005

ASSIGNMENT

(To be Executed by the Registered Holder to effect a
Transfer of the foregoing Warrant)

FOR VALUE RECEIVED, the undersigned hereby sells, and assigns and transfers unto__________________________________________

____________________________________________________________________________________________________________
[Name of Assignee]

of ___________________________________________________________________________________________________________
[Address of Assignee]

the attached Warrant and the rights represented thereto to purchase shares of Common Stock of TERAX ENERGY, INC. in accordance with terms and conditions thereof, and does hereby irrevocably constitute and appoint ______________________________________________
                                                                                                                                                                                       [Name of Attorney]

Attorney to transfer the said Warrant on the books of the Issuer, with full power of substitution.

Holder acknowledges that the Issuer may request a written opinion of counsel to the effect that the assignment of the Warrant is exempt from registration requirements of the U.S. Securities Act.

Signature of Holder: ____________________________________________________________

Address: ____________________________________________________________________

NOTICE: The signature above must correspond to the name as written upon the face of the within Warrant in every particular, without alteration or enlargement or any change whatsoever.

Dated: __________________ , 20__.

(The Issuer may require that the signature above be guaranteed by an acceptable financial institution, in which event the following must be completed.)

Signature of Warrant holder guaranteed by:
(Signature)

Name:

(Authorized Signature Number)

Warrant No. A-[ ] August 8, 2005

EXERCISE NOTICE

[To be signed only upon exercise of Warrant]

TO: TERAX ENERGY, INC.

The undersigned Holder of the attached Warrant hereby irrevocably elects to exercise the Warrant for, and to purchase thereunder, _____________________________________________ shares of Common Stock of TERAX ENERGY, INC., issuable upon exercise of said Warrant and hereby surrenders said Warrant, together with a certified check or money order payable to the order of the Issuer on account of the exercise price. In connection with the exercise of the attached Warrant, the undersigned Holder represents as follows: (Please check the ONE box applicable):

☐	1. The representations and warranties made to the Issuer in connection with the acquisition of the Warrants remain true and correct on the date of this Exercise Notice.
☐
2.              The undersigned is delivering a written opinion of counsel to the effect that the Common Stock to be delivered upon exercise hereof is exempt from registration requirements of the U.S. Securities Act.

The undersigned herewith requests that the certificates for such shares be issued in the name of, and delivered to the undersigned, whose address is

[Address]

Signature of Holder:

Address:

NOTICE: The signature above must correspond to the name as written upon the face of the within Warrant in every particular, without alteration or enlargement or any change whatsoever.

Dated: __________________ , 20__.

(The Issuer may require that the signature above be guaranteed by an acceptable financial institution, in which event the following must be completed.)

Signature of Warrant holder guaranteed by:
(Signature)

Name:

(Authorized Signature Number)

Warrant No. A-[ ] August 8, 2005